UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2008
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 17, 2008, Neenah Foundry Company (the “Company”), an indirect wholly owned subsidiary of Neenah Enterprises, Inc., received the consent and waiver of Bank of America, N.A., as a lender and agent, Wachovia Capital Finance Corporation (Central), as a lender, and General Electric Capital Corporation, as a lender, to increase the maximum amount of financing available under the Company’s Amended and Restated Loan and Security Agreement (the “Credit Facility”) from $100 million to $110 million. The increase occurred in accordance with the accordion feature in the Credit Facility.
A copy of the Increase Notice is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Increase Notice dated July 17, 2008, pursuant to Amended and Restated Loan and Security Agreement, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.

Date: July 21, 2008	By: /s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Interim Chief Financial Officer

NEENAH FOUNDRY COMPANY

Date: July 21, 2008	By: /s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Increase Notice dated July 17, 2008, pursuant to Amended and Restated Loan and Security Agreement, as amended.

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